Exhibit 32

Certifications Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Whirlpool Corporation (the “Company”) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David R. Whitwam, as Chief Executive of the Company, and R. Stephen Barrett, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID R. WHITWAM

Name: David R. Whitwam Title: Chairman of the Board and Chief Executive Officer Date: March 12, 2004

/s/ R. STEPHEN BARRETT, JR.

Name: R. Stephen Barrett, Jr. Title: Executive Vice President and Chief Financial Officer Date: March 12, 2004